Exhibit 99.1

July 30, 2008

Tetra Tech Reports Record Third Quarter Results
Exceeding Revenue and Earnings Guidance

•	Net Revenue up 29.6%

•	Net Income up 29.8%

•	Backlog up 29.3%

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 29, 2008.  The Company exceeded both its revenue and earnings guidance for the quarter.

Third Quarter Results

Revenue in the quarter was $564.3 million, up 39.7% from $404.0 million, and revenue, net of subcontractor costs, was $332.3 million, up 29.6% from $256.3 million for the same quarter last year. Income from operations for the quarter was $28.1 million, up 27.0% from $22.1 million for the same quarter last year.  Net income for the quarter was $16.1 million, up 29.8% from $12.4 million for the same quarter last year.  Diluted earnings per share (EPS) for the quarter was $0.27, up 28.6% from $0.21 for the same quarter last year.  Backlog at the end of the quarter was a record $1.57 billion, up 29.3% from $1.22 billion at the end of the same quarter last year.  Cash generated from operations improved in the third quarter to $16.8 million, up 114.4% from $7.8 million for the same quarter last year.

Compared to the third quarter of fiscal 2007, Tetra Tech’s federal government business grew 34.0%, driven by increased workload with the U.S. Agency for International Development and the U.S. Department of Defense; state and local business grew 12.6%, due largely to regulatory-driven water programs; and commercial business grew 36.0%, driven largely by wind energy projects.

Nine Month Results

Revenue for the first nine months was $1.496 billion, up 33.7% from $1.119 billion, and revenue, net of subcontractor costs, was $896.8 million, an increase of 21.6% from $737.5 million for the same period last year.  Income from operations for the first nine months was $75.6 million, up 22.3% from $61.8 million for the same period last year.  Net income for the first nine months was $42.7 million, up 32.4% from $32.3 million for the same period last year.  Diluted EPS for the first nine months was $0.72, up 30.9% from $0.55 for the same period last year.  Cash generated from operations improved in the first nine months to $43.1 million, up 267.0% from $11.7 million for the same period last year.

Tetra Tech’s Chairman and CEO Dan Batrack remarked, “We are very pleased with the Company’s third quarter results. This excellent performance was driven by our strategy to focus on water, environmental, and alternative energy solutions. We are confident in our outlook for fiscal 2008.”

	Three Months Ended		Nine Months Ended
In thousands (except EPS data)	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Revenue	$564,277	$403,951	$1,496,050	$1,119,123
Revenue, net of subcontractor costs	332,269	256,326	896,781	737,456
Income from operations	28,050	22,085	75,591	61,828
Interest expense, net	(483)	(657)	(2,600)	(1,901)
Loss on retirement of debt	—	—	—	(4,226)
Income tax expense	(11,432)	(9,026)	(30,283)	(23,490)
Income from continuing operations	16,135	12,402	42,708	32,211
Income from discontinued operation, net of tax	—	26	—	52
Net income	$16,135	$12,428	$42,708	$32,263

Basic EPS:
Income from continuing operations	$0.27	$0.21	$0.73	$0.56
Income from discontinued operation, net of tax	—	—	—	—
Net income	$0.27	$0.21	$0.73	$0.56

Diluted EPS:
Income from continuing operations	$0.27	$0.21	$0.72	$0.55
Income from discontinued operation, net of tax	—	—	—	—
Net income	$0.27	$0.21	$0.72	$0.55

Weighted average common shares outstanding:
Basic	58,943	58,030	58,590	57,859
Diluted	59,833	58,786	59,331	58,452

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Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the fourth quarter of fiscal 2008 to be in the range of $0.27 to $0.29.  Revenue, net of subcontractor costs, for the fourth quarter is expected to range from $325 million to $345 million.  For fiscal 2008, Tetra Tech is raising its earnings guidance, and now expects diluted EPS to be $0.99 to $1.01.  Revenue, net of subcontractor costs, for fiscal 2008 is now expected to range from $1.22 billion to $1.24 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s web site at www.tetratech.com on July 31, 2008 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 8,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, construction, and operations and maintenance.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the

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inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	June 29, 2008	September 30, 2007
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$49,364	$76,741
Accounts receivable - net	537,064	437,315
Prepaid expenses and other current assets	36,210	28,496
Income taxes receivables	8,160	—
Deferred income taxes	2,561	—
Current assets of discontinued operation	300	304
Total current assets	633,659	542,856

Property and equipment:
Land and buildings	6,635	6,630
Equipment, furniture and fixtures	110,112	100,391
Leasehold improvements	11,648	10,738
Total	128,395	117,759
Accumulated depreciation and amortization	(68,173)	(63,382)
Property and equipment - net	60,222	54,377

Deferred income taxes	8,316	12,342
Income taxes receivable	16,424	33,800
Goodwill	206,955	180,952
Intangible assets - net	13,188	5,166
Other assets	13,328	15,576
Non-current assets of discontinued operation	2,418	2,418
Total Assets	$954,510	$847,487

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$177,725	$154,560
Accrued compensation	79,136	78,029
Billings in excess of costs on uncompleted contracts	90,725	55,172
Deferred income taxes	—	13,035
Income taxes payable	—	1,576
Current portion of long-term obligations	4,019	3,304
Other current liabilities	54,330	42,805
Total current liabilities	405,935	348,481

Long-term obligations	63,236	81,080
Other long-term liabilities	3,927	2,223

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of June 29, 2008 and September 30, 2007	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 59,435 and 58,387 shares as of June 29, 2008 and September 30, 2007, respectively	594	584
Additional paid-in capital	303,091	280,022
Accumulated other comprehensive loss	(115)	(37)
Retained earnings	177,842	135,134
Total stockholders’ equity	481,412	415,703
Total Liabilities and Stockholders’ Equity	$954,510	$847,487

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Revenue	$564,277	$403,951	$1,496,050	$1,119,123
Subcontractor costs	(232,008)	(147,625)	(599,269)	(381,667)
Revenue, net of subcontractor costs	332,269	256,326	896,781	737,456

Other contract costs	(266,379)	(202,313)	(716,874)	(593,877)
Gross profit	65,890	54,013	179,907	143,579

Selling, general and administrative expenses	(37,840)	(31,928)	(104,316)	(81,751)
Income from operations	28,050	22,085	75,591	61,828

Interest expense - net	(483)	(657)	(2,600)	(1,901)
Loss on retirement of debt	—	—	—	(4,226)
Income from continuing operations before income tax expense	27,567	21,428	72,991	55,701

Income tax expense	(11,432)	(9,026)	(30,283)	(23,490)
Income from continuing operations	16,135	12,402	42,708	32,211

Income from discontinued operation, net of tax	—	26	—	52

Net income	$16,135	$12,428	$42,708	$32,263

Basic earnings per share:
Income from continuing operations	$0.27	$0.21	$0.73	$0.56
Income from discontinued operation	—	—	—	—
Net income	$0.27	$0.21	$0.73	$0.56
	—	—	—	—
Diluted earnings per share:
Income from continuing operations	$0.27	$0.21	$0.72	$0.55
Income from discontinued operation	—	—	—	—
Net income	$0.27	$0.21	$0.72	$0.55

Weighted average common shares outstanding:
Basic	58,943	58,030	58,590	57,859
Diluted	59,833	58,786	59,331	58,452

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 29,	July 1,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,708	$32,263

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,398	9,841
Stock-based compensation	6,140	4,242
Excess tax benefits from stock-based compensation	(1,060)	(420)
Deferred income taxes	9,034	4,106
Write-off of unamortized debt financing costs	—	1,069
Provision for losses on contracts and related receivables	7,561	1,737
Gain on sale of discontinued operation	—	(262)
Gain on disposal of property and equipment	(1,214)	(341)

Changes in operating assets and liabilities:
Accounts receivable	(69,734)	(66,272)
Prepaid expenses and other assets	(7,752)	(2,294)
Accounts payable	13,505	28,636
Accrued compensation	(3,021)	(4,619)
Billings in excess of costs on uncompleted contracts	32,918	9,131
Other liabilities	12,931	(4,448)
Income taxes receivable/payable	(12,310)	(625)
Net cash provided by operating activities	43,104	11,744

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,831)	(8,124)
Payments for business acquisitions, net of cash acquired	(58,508)	(30,174)
Proceeds from sale of discontinued operations	2,689	3,045
Proceeds from sale of property and equipment	2,026	425
Net cash used in investing activities	(67,624)	(34,828)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(31,415)	(98,410)
Proceeds from borrowings under long-term obligations	15,000	88,000
Payment of deferred financing fees	—	(1,032)
Excess tax benefits from stock-based compensation	1,060	420
Net proceeds from issuance of common stock	12,498	6,399
Net cash used in financing activities	(2,857)	(4,623)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(27,377)	(27,707)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	76,741	65,353
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$49,364	$37,646

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,258	$5,552
Income taxes, net of refunds received	$28,736	$20,019